                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      NEW ENGLAND VARIABLE ANNUITY FUND I
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               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

                      NEW ENGLAND VARIABLE ANNUITY FUND I

                 NOTICE OF SPECIAL MEETING OF CONTRACTHOLDERS

                               October 15, 1999

To the Contractholders:

  Notice is hereby given that a Special Meeting of Contractholders of New England Variable Annuity Fund I (the "Fund") will be held at the offices of New England Life Insurance Company ("New England Financial"), 501 Boylston Street, Boston, Massachusetts 02116, on October 15, 1999 at 2:00 p.m. (Boston time) for the following purposes:

    1. To fix the number of members of the Board of Managers at ten members.

    2. To elect a Board of Managers.

    3. To replace the fundamental investment objective of the Fund with an otherwise identical, non-fundamental investment objective.

    4. To approve or disapprove certain changes to the fundamental investment restrictions of the Fund in order to adopt a set of standardized investment restrictions.

    5. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

                                          By order of the President,

                                          Marie C. Swift, Secretary

September 10, 1999

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                            YOUR VOTE IS IMPORTANT
-------------------------------------------------------------------------------

 PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED INSTRUCTION FORM PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT
     THE MEETING. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                      NEW ENGLAND VARIABLE ANNUITY FUND I

                              501 Boylston Street
                          Boston, Massachusetts 02116

                                PROXY STATEMENT

  The enclosed Proxy is solicited on behalf of the Board of Managers of New England Variable Annuity Fund I (the "Fund") for use at the Special Meeting of Contractholders of the Fund called to be held at the offices of New England Life Insurance Company ("New England Financial"), 501 Boylston Street, Boston, Massachusetts 02116 on October 15, 1999 at 2:00 p.m. (Boston time) and at any adjournment or adjournments thereof (the "Meeting"). This statement and its enclosures are being mailed to Contractholders beginning on or about
September 10, 1999. A copy of the 1998 Annual Report to Contractholders and the Fund's semiannual report for the six months ended June 30, 1999 may be obtained without charge from New England Financial by writing to the above address or by calling (800) 356-5015.

  This Proxy Statement consists of four parts.

  Part I contains information relating to Proposals 1 and 2, the election of the members of the Board of Managers of the Fund (the "Managers").

  Part II contains information relating to Proposal 3, the proposed replacement of the fundamental investment objective of the Fund with an otherwise identical, non-fundamental investment objective.

  Part III contains information relating to Proposal 4, the proposed changes to the fundamental investment restrictions of the Fund.

  Part IV contains information about the Fund and other matters.

  Each timely, properly executed proxy will be voted as you instruct. If no choice is indicated, the proxy will be voted in favor of the proposals set forth in the attached Notice of Meeting. At any time before it has been voted, the enclosed proxy may be revoked by the signer by a written revocation received by the Secretary of the Board of Managers of the Fund (c/o New England Variable Annuity Fund I, 501 Boylston Street, Boston Massachusetts, 02116), by properly executing a later-dated proxy or by attending the Meeting, requesting return of the proxy and voting in person.

  Proxies will be solicited primarily by mailing this Proxy Statement and its enclosures beginning on or about September 10, 1999, but supplementary solicitations may also be made by personal interview, mail, telephone and telegraph by officers or Managers of the Fund or by officers, employees or agents of New England Financial, which supplies administrative services to the Fund, and its subsidiaries. The entire cost of the solicitation will be borne by Metropolitan Life Insurance Company ("MetLife"), of which the Fund is a separate account.

                                    VOTING

  The Board of Managers of the Fund has fixed the close of business on July 30, 1999 as the record date (the "Record Date") for determination of the Contractholders entitled to receive notice of and to vote at the meeting and of the number of votes to which such persons are entitled.

  Each Contractholder at the close of business on the Record Date is entitled to cast at the meeting the number of votes attributable to its contract on such Record Date. The number of votes that the Contractholder is entitled to cast is shown on the Proxy. The number of votes which a Contractholder may cast on a contract in the accumulation period is equal to the number of accumulation units standing to the credit of the contract. During the annuity period a Contractholder may cast the number of votes equal to (i) the amount of assets established in the Fund to meet the obligation for future payments under variable options elected under the contract divided by (ii) the value of an accumulation unit. (Fractional units are counted.) Based on the foregoing, there are 2,144,097 votes eligible to be cast by Contractholders at the meeting.

  All notices and proxy materials will be provided to the Contractholders, including such number thereof as are necessary to enable each Contractholder to distribute copies thereof to any persons who have the right to instruct such Contractholder with respect to votes attributable to such Contractholder's contract. Neither the Fund, New England Financial nor MetLife shall be under a duty to inquire as to (1) the receipt by a Contractholder of instructions from persons, if any, who may have the right to instruct the Contractholder with respect to votes attributable to the Contractholder's contract, (2) the validity or effect of any voting instructions received by a Contractholder or (3) the authority of the Contractholder to cast votes. Except to the extent that the Fund, New England Financial or MetLife has actual knowledge to the contrary, the votes cast by the Contractholders shall be valid and effective as they affect the Fund, New England Financial, MetLife and any others having voting rights with respect to the Fund.

I. FIX NUMBER OF MEMBERS AND ELECTION OF BOARD OF MANAGERS

  The Rules and Regulations of the Fund provide that the number of members of the Board shall be fixed by the Contractholders at any number not less than three nor more than 15. The Board recommends that the size of the Board be fixed at 10 members and it is proposed that 10 persons be elected as members of the Board of Managers of the Fund. Of the ten nominees, only Mr. Benjamin and Ms. Brown are not currently Managers. The nominees, their ages at July 30, 1999 and their principal occupations and directorships during the past five years are listed below; similar prior positions within the same company (or with corporate predecessors) are omitted.

 Name of Nominee     Age        Principal Occupations for Last Five Years
 ---------------     ---        -----------------------------------------
 John J. Arena        62 Manager of the Fund since 1996; retired; formerly,
                         Vice Chairman of the Board of Directors of Bay Banks,
                         Inc. and President of Bay Banks Investment Management

 Edward A. Benjamin*  61 Retired; formerly, Partner, Ropes & Gray (law firm);
                         Director, Precision Optics Corporation (optics manufacturer)

 Mary Ann Brown*      47 President, New England Products and Services, New
                         England Financial; formerly, President and Chief
                         Executive Officer, Atlantic International Reinsurance
                         Company; formerly, Director, Swiss Reinsurance
                         Company; formerly, Principal, Tillinghast/Towers
                         Perrin (consulting)

 John W. Flynn        60 Manager of the Fund since 1996; retired; formerly,
                         Vice Chairman, Chief Financial Officer, Fleet
                         Financial Group (banking)

 Anne M. Goggin*      50 Manager of the Fund since 1995; Chairman of the Board
                         and President of the Fund; Senior Vice President and
                         Associate General Counsel, New England Financial;
                         Chairman of the Board and President, New England
                         Investment Management, Inc. ("NEIM"); formerly, Vice
                         President, General Counsel, Secretary and Clerk, New
                         England Securities Corporation

 Nancy Hawthorne      48 Manager of the Fund since 1995; Chairman of the Board,
                         WorldClinic (a distance medicine company); Director,
                         Perini Corporation (construction); Director, Avid
                         Technologies (computer software company); Director,
                         CGU (property and casualty insurance company);
                         formerly, Chief Executive Officer and Managing
                         Partner, Hawthorne, Krauss and Associates (corporate
                         financial advisor); formerly, Chief Financial Officer
                         and Executive Vice President, Continental Cablevision,
                         subsequently renamed MediaOne (cable television
                         company)


 Name of Nominee     Age       Principal Occupations for Last Five Years
 ---------------     ---       -----------------------------------------
 Joseph M. Hinchey    74 Manager of the Fund since 1993; retired; formerly,
                         Senior Vice President-Finance, Analog Devices, Inc.
                         (manufacturer of electronic devices); Trustee, Union
                         College and Citizens Scholarship Foundation of
                         America, Inc.

 Robert B. Kittredge  78 Manager of the Fund since 1989; retired; Trustee, CGM
                         Fund and CGM Capital Development Fund; formerly, Vice
                         President, General Counsel, and Director, Loomis,
                         Sayles & Company, Inc. (investment management)

 John T. Ludes        63 Manager of the Fund since 1996; Vice Chairman,
                         formerly, President and Chief Operating Officer,
                         Fortune Brands (global conglomerate); formerly,
                         President and CEO, Acushnet Company (athletic
                         equipment)

 Dale R. Marshall     62 Manager of the Fund since 1995; President, Wheaton
                         College

-----------
* Mr. Benjamin is an "interested person" of the Fund, as defined in the 1940 Act, because until December 1998 he was a partner of Ropes & Gray, a law firm that acted as counsel to the Fund and certain of its affiliated companies. He will continue to be classified as an "interested person" of the Fund until December 31, 2000. If elected, Mr. Benjamin shall receive the same remuneration from the Fund as is received by the Managers who are not "interested persons" of the Fund. Mses. Goggin and Brown are considered "interested persons" of the Fund due to their positions with New England Financial, and in the case of Ms. Goggin, with the Fund.

  Each current Manager, and each new nominee if elected, will serve as Manager until the next meeting held for the purpose of electing Managers and until his or her successor is elected and qualified, or until his or her earlier death, resignation, removal or retirement. However, Messrs. Hinchey and Kittredge are scheduled to retire from the Board of Managers on December 31, 1999. If any of the nominees should be unavailable for election at the time of the Meeting (which is not presently anticipated), the persons named as proxies may vote for other persons in their discretion, or the Managers may vote to fix the number of Managers at less than 10.

  The Fund's Rules and Regulations do not provide for the annual election of Managers. However, in accordance with the 1940 Act, (i) the Fund will hold a Contractholders' meeting for the election of Managers at such times as less than a majority of the Managers holding office have been elected by Contractholders, and (ii) if, after filling a vacancy on the Board of Managers, less than two-thirds of the Managers holding office would have been elected by the Contractholders, that vacancy may only be filled by a vote of the Contractholders. In addition, the Fund's Rules and Regulations provide that a Manager (including persons elected by the

Managers to fill vacancies in the Board of Managers) may be removed from office (a) with or without cause by the vote of a majority of all votes entitled to be cast at a meeting of Contractholders or (b) for cause by a majority of the Managers then in office.

  As of July 30, 1999, no nominee and no current Manager or officer is a Contractholder, annuitant or other payee with respect to Contracts issued by the Fund.

Committees of the Board

  The Managers have delegated certain functions to two committees, the Audit Committee and the Contract Review and Governance Committee, each of which consists of certain Managers who are not "interested persons" of the Fund. Currently, the members of the Audit Committee are Messrs. Flynn, Hinchey and Ludes and Ms. Marshall, and the members of the Contract Review and Governance Committee are Messrs. Arena, Hinchey and Kittredge and Mses. Hawthorne and Marshall.

  The Audit Committee's responsibilities include (i) review of financial and accounting controls and procedures; (ii) recommendations as to the selection of the independent accountants; (iii) review of the scope of the audit; (iv) review of financial statements and audit reports; and (v) review of the independence of the independent accountants and approval of fees and assignments relating to both audit and non-audit activities of the independent accountants. Mr. Flynn currently serves as chairman of the Audit Committee, which met twice in 1998. The Audit Committee met once between January 1, 1999 and July 30, 1999.

  The Contract Review and Governance Committee reviews and makes recommendations to the board as to contracts requiring approval of a majority of the Managers who are not interested persons of the Fund or the adviser, Capital Growth Management, L.P. ("CGM"), and any other contracts which may be referred to it by the board. This Committee also makes recommendations to the board regarding nominees for election as Board of Managers of the Fund and the compensation of the Managers who are not "interested persons" of the Fund. The Committee will consider nominees recommended by Contractholders. Written recommendations together with supporting information should be directed to the Committee in care of the Fund. Mr. Arena currently serves as chairman of the Contract Review and Governance Committee, which met twice in 1998. This Committee met twice between January 1, 1999 and July 30, 1999.

  During 1998, the Board of Managers of the Fund held five meetings. The Board held four meetings between January 1, 1999 and July 30, 1999. Each of the Managers attended all of his/her Board and Committee meetings in 1998 except Mr. Ludes, who attended 86% of these meetings. Each of the Managers attended all of his/her Board and Committee meetings between January 1, 1999 and July 30, 1999 except Mr. Hinchey, who attended 71% of these meetings.

Board Compensation

  The Fund does not pay any remuneration to its officers or to its Managers who are directors, officers or employees of the Fund's investment adviser.

  Each Manager who is not an "interested person" of the Fund currently receives (and Mr. Benjamin, if elected, will receive), in the aggregate for serving on the boards of the Fund and New England Zenith Fund (the "Zenith Fund"), a retainer fee at the annual rate of $20,000 and meeting attendance fees of $2,500 for each board meeting he or she attends. Committee chairmen also receive an additional retainer fee at the annual rate of $6,000 for the Contract Review and Governance Committee chairman and $4,000 for the Audit Committee chairman. These fees are allocated among the Fund and the Zenith Fund based on a formula that takes into account, among other factors, the net assets of each, or in such other manner as the board deems appropriate.

  During the fiscal year ended December 31, 1998, the current Board of Managers of the Fund received the amounts set forth below for serving as Board of Managers of the Fund and also for serving on the governing board of the Zenith Fund, which as of December 31, 1998, had fourteen funds.

                              Compensation Table
                 for the fiscal period ended December 31, 1998

                                                                     Total
                                  Pension or      Estimated    Compensation from
                     Aggregate   Retirement as Annual Benefits   Fund and Fund
      Name of       Compensation    Part of         Upon           Complex*
 Person, Position    from Fund   Fund Expenses   Retirement     Paid to Manager
 ----------------   ------------ ------------- --------------- -----------------
 John J. Arena         $1,502         --             --             $41,000

 John W. Flynn          1,220         --             --              32,500

 Anne M. Goggin             0         --             --                   0

 Nancy Hawthorne        1,386         --             --              35,000

 Joseph M. Hinchey      1,464         --             --              39,000

 Robert B.
   Kittredge            1,386         --             --              72,000**

 John T. Ludes          1,220         --             --              32,500

 Dale R. Marshall       1,220         --             --              32,500

-----------
  * The current Managers who are not "interested persons" of the Fund received compensation for serving on the boards of the Fund and the Zenith Fund.
 ** Mr. Kittredge's compensation includes amounts paid to him as a trustee of the CGM Fund, an affiliate of the Fund.

Executive Officers of the Fund

  The following table lists the executive officers of the Fund. Each such person has been elected to the indicated office by the Fund's Managers, and each such person's term is until his or her successor is elected and qualified, or earlier resignation, retirement or removal. Each such person's principal occupation is as an employee or officer of, and each such person serves as an officer of the Fund at the request of one or more of CGM, New England Securities, New England Financial or the parent companies of one or more of the foregoing. Each officer's current principal occupation is listed; similar prior positions within the same company (or with corporate predecessors) are omitted.

   Name And Office With    Office With            Principal Occupation;
  Fund (Age At July 30,      The Fund          Business Experience For At
          1999)             Held Since          Least The Past Five Years
  ---------------------   -------------- --------------------------------------
 Anne M. Goggin,          June 17, 1999  Senior Vice President and Associate
   Chairman of the Board,                General Counsel, New England
   Chief Executive Officer,              Financial; Chairman of the Board and
   President (50)                        President, NEIM; formerly, Vice
                                         President, General Counsel, Secretary
                                         and Clerk, New England Securities
                                         Corporation

 Marie C. Swift,          April 23, 1993 Second Vice President and Counsel, New
   Secretary (46)                        England Financial

  The address of each of the officers of the Fund is 501 Boylston Street, Boston, Massachusetts 02116.

Manager Recommendation

  The current Board of Managers of the Fund unanimously recommend that the Contractholders vote FOR fixing the number of Managers at ten and FOR the election of each of the nominees.

  Fixing the number of Managers and electing the Board of Managers will each be by a majority of the votes represented at the Meeting either in person or by proxy, assuming that a quorum (30% of all votes which may be cast by Contractholders) is present either in person or by proxy.

II. REPLACING THE FUND'S FUNDAMENTAL INVESTMENT OBJECTIVE WITH A NON-FUNDAMENTAL INVESTMENT OBJECTIVE

  Currently, the Fund has an investment objective of "growth of capital through investment primarily in equity securities of a diversified group of companies and industries." This objective is fundamental, which means that it may be changed only by Contractholder vote. The purpose of Proposal 3 is to replace the fundamental investment objective of the Fund with an otherwise identical, non-fundamental investment objective.

  If the investment objective of the Fund becomes non-fundamental, the Managers would be able to change the investment objective for the Fund in the future without first seeking Contractholder approval. That ability is generally desirable for the Fund because the Managers may determine that it would be in the best interests of the Contractholders to change investment techniques in response to changing market conditions, but their ability to do so is currently limited by the fundamental nature of the Funds' investment objective. The Managers have no current intention of changing the investment objective of the Fund, but, if Proposal 3 is adopted, the Managers could thereafter change the Fund's investment objective at any time. If the Fund's objective were changed, the change would be disclosed in a supplement to the Fund's prospectus.

  The Board of Managers of the Fund unanimously recommend that the Contractholders vote to approve a change in the investment objective of the Fund from a fundamental policy to an otherwise identical, non-fundamental policy.

  The required vote for approval of a change to the Fund's fundamental investment objective is the lesser of (1) 67% of the voting interests of the Fund represented at the Meeting, if more than 50% of the outstanding voting interests of the Fund are represented at the Meeting or (2) more than 50% of the outstanding voting interests of the Fund. The new, non-fundamental investment objective would take effect upon amendment of the Fund's SEC filings to reflect the change. If the Proposal is not approved by the Fund, the Fund's current fundamental investment objective will remain unchanged.

III. ADOPTION OF STANDARDIZED INVESTMENT RESTRICTIONS

  The 1940 Act requires a registered investment company like the Fund to have "fundamental" investment restrictions governing certain of its investment practices. Investment companies may also voluntarily designate restrictions relating to other investment practices as fundamental. "Fundamental" investment restrictions can be changed only by shareholder vote (or, in the case of the Fund, by Contractholder vote). As described in the following Proposal, the Managers recommend that Contractholders approve elimination of and revisions to certain investment restrictions currently observed by the Fund. The purpose of these proposed changes is to increase the Fund's investment flexibility and reduce administrative and compliance burdens by simplifying, modernizing and making uniform, with another fund managed by CGM and for which New England Financial or an affiliate serves as administrator, those investment restrictions that are still required under federal securities laws. In addition to changes to the existing fundamental investment restrictions of the Fund, the Managers plan to add new fundamental investment restrictions and revise existing non-fundamental investment restrictions. These activities do not require a Contractholder vote, and therefore are not included among the Proposals in the enclosed Proxy.

Background

  The proposed elimination of and revisions to certain of the fundamental investment restrictions of the Fund are discussed below. Please refer to Appendix A at page A-1 for a complete description of the current and proposed fundamental and non-fundamental investment restrictions for the Fund. By revising the Fund's fundamental investment restrictions, the Managers believe that the adviser of the Fund will be better able to manage the Fund's portfolio in a changing regulatory or investment environment. In addition, the process of monitoring the Fund's compliance with investment restrictions will be simplified.

 Proposals

  4a. Eliminate fundamental investment restriction relating to investments in a single issuer.

  If this Proposal is approved, the fundamental investment restriction of the Fund relating to investments in a single issuer will be eliminated. The Fund will become subject to the following proposed non-fundamental investment restrictions:

  The Fund may not:

    With respect to 75% of its total assets, invest in the securities of any issuer if, immediately after such investment, more than 5% of the total assets of the Fund would be invested in the securities of such issuer; provided that this limitation does not apply to obligations issued or guaranteed as to interest or principal by the U.S. Government or its agencies or instrumentalities, or to securities of any registered investment company.

    With respect to 75% of its total assets, acquire more than 10% of the outstanding voting securities of any issuer (as of the time of acquisition).

  Discussion. The Fund is classified as "diversified" under the 1940 Act, which means that the Fund must comply with, among other requirements, the investment restrictions set forth above, which limit the percentage of the Fund's assets invested in a single issuer. These investment restrictions need not be fundamental. The Managers believe that the proposed changes to the current investment restriction, including separation of the single restriction into two separate restrictions, will enhance investment flexibility and could assist the Fund in achieving its investment objective.

  Should the Fund desire to become non-diversified in the future, the Fund would need to obtain a Contractholder vote approving its reclassification from diversified to non-diversified. Until the Fund obtains such a Contractholder vote, it must continue to comply with the diversification requirements of the 1940 Act, which are in substance the same as the proposed non-fundamental restrictions set forth above.

  4b. Revise the fundamental investment restriction relating to concentration of investment in one industry.

  If this Proposal is approved, the fundamental investment restriction of the Fund relating to concentration of investment in one industry will be revised. The proposed revised fundamental investment restriction is set forth below:

  The Fund may not:

    Purchase securities (other than (i) securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities and (ii) securities of a registered investment company) if, as a result of such purchase, more than 25% of the total assets of the Fund (as of the time of investment) would be invested in any one industry except to the extent permitted by applicable law, regulation or order.

  Discussion. The 1940 Act imposes restrictions on an investment company's ability to concentrate its investments in any particular industry or group of industries. This revised investment restriction is intended to simplify and standardize the language of the Fund's policies concerning industry concentration and to remove from the investment restriction unnecessary explanatory language that may or may not accurately reflect future industry groupings and SEC staff policy positions.

  4c. Revise the fundamental restriction relating to borrowings.

  If this Proposal is approved, the fundamental investment restriction of the Fund relating to borrowing money will be revised. The proposed revised fundamental investment restriction is set forth below:

  The Fund may not:

    Borrow money, except to the extent permitted by applicable law, regulation or order.

  Discussion. The Fund is currently allowed to borrow only in an amount not in excess of 5% of the value of the Fund's total assets. The 1940 Act prohibits mutual funds from borrowing more than 33 1/3% of their assets, including the amount borrowed, and permits borrowing only from banks. Accordingly, the revised policy on borrowing would provide the Fund with additional authority to borrow and a more flexible investment restriction that will not need to be revised if additional borrowings become permissible under the 1940 Act.

  The Managers believe that amending this fundamental investment restriction as set forth above would provide the Fund with the needed flexibility to respond quickly to legal, regulatory and market developments regarding the borrowing of money and could assist the Fund in achieving its investment objective. The Fund may borrow money to fund Contractholder redemptions or exchange requests or for the clearance of transactions when available cash is not sufficient for these needs. Although the Fund has not experienced difficulties under the current restrictions, the Managers believe that the proposed change would enhance flexibility. The proposed change would also afford the Fund the same capacity to satisfy net redemptions on a temporary basis without having to resort to sales of portfolio securities at possibly disadvantageous prices.

  This Proposal will also allow the Fund to borrow money to take advantage of investment opportunities. This type of borrowing involves the additional risk that interest expense may be greater than the income from or appreciation of the securities financed and the value of such securities may decline below the amount borrowed. If the Fund were to follow this practice, any investment gains made on the securities in excess of the interest paid on the borrowing would cause the net asset value of the Fund to rise faster than would otherwise be the case. Conversely, if the investment performance of the additional securities purchased failed to cover their cost (including any accrued interest on the money borrowed) to the Fund, the net asset value would decrease faster than would otherwise be the case. This effect is known as "leverage." The Fund has no current intention to borrow money for leverage, but the proposed revised restriction would permit borrowing for such purposes, to the extent approved from time to time by the Managers.

  4d. Revise the fundamental investment restriction relating to underwriting of securities.

  If this Proposal is approved, the fundamental investment restriction of the Fund relating to the underwriting of securities issued by others will be revised. The Fund will in turn become subject to the following revised fundamental restriction:

  The Fund may not:

    Underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under certain federal securities laws.

  Discussion. The federal securities laws limit and regulate an investment company's ability to act as an underwriter of securities issued by others. This investment restriction is intended to state clearly and simply that the limits set forth in those laws will apply to the Fund.

  4e. Eliminate the fundamental investment restriction relating to the purchase of restricted securities.

  If this Proposal is approved, the fundamental investment restriction of the Fund relating to the purchase of restricted securities will be eliminated. The Fund will, in turn, become subject to the following proposed non-fundamental restriction:

  The Fund may not:

    Invest more than 15% of the value of the net assets of the Fund in illiquid securities (as of the time of investment), including variable amount and master demand notes (if such notes provide for prepayment penalties) and repurchase agreements with remaining maturities in excess of seven days. (If, through a change in security values or net assets, or due to other circumstances, the value of illiquid securities held by the Fund exceeds 15% of the net assets of the Fund, the Fund shall consider appropriate steps to protect liquidity.)

  Discussion. The Managers believe that a fundamental restriction relating to restricted securities is unnecessary in light of current regulatory requirements and the proposed non-fundamental investment restriction of the Fund, which would prohibit the Fund from investing more than 15% of its net assets in illiquid securities, including restricted securities.

  The Fund may benefit from the added flexibility of having the policy with respect to illiquid investments, including restricted securities, contained in a non-fundamental investment restriction. The Fund would then have greater flexibility to respond quickly to legal, regulatory and market developments regarding illiquid investments. If this investment restriction were no longer required, the Managers could modify or eliminate the restriction to increase the Fund's investment flexibility without the need for Contractholder approval.

  To the extent that the Fund invests in illiquid investments, it may encounter difficulty in determining the fair value of such securities for purposes of computing net asset value. In addition, the Fund could encounter difficulty satisfying redemption requests within seven days if it could not readily dispose of its illiquid investments.

  4f. Revise the fundamental investment restriction relating to investments in real estate.

  If this Proposal is approved, the fundamental investment restriction of the Fund relating to investments in real estate will be revised. The proposed revised investment restriction of the Fund relating to real estate is set forth below:

  The Fund may not:

    Purchase or sell real estate, except that, consistent with its investment policies, the Fund may purchase securities of issuers which deal in real estate, securities which are secured by interests in real estate, and securities which represent interests in real estate, and it may acquire and dispose of real estate or interests in real estate acquired through the exercise of its rights as a holder of debt obligations secured by real estate or interests therein.

  Discussion. The revised investment restriction is intended to simplify and standardize the language of the Fund's policy concerning real estate.

  4g. Revise the fundamental investment restriction relating to investments in commodities.

  If this Proposal is approved, the fundamental investment restriction of the Fund relating to investments in commodities will be revised. The proposed revised investment restriction of the Fund relating to commodities is set forth below:

  The Fund may not:

    Purchase or sell commodities or commodity contracts except that, consistent with its investment policies, the Fund may purchase and sell financial futures contracts and options and may enter into swap agreements, foreign exchange contracts and other financial transactions not requiring the delivery of physical commodities.

  Discussion. The revised investment restriction is intended to simplify and standardize the language of the Fund's policy concerning commodities.

  4h. Revise the fundamental investment restriction relating to making loans.

  If this Proposal is approved, the fundamental restriction of the Fund relating to making loans will be revised to standardize the language of the restriction and to allow the Fund to enter into securities loans. The proposed revised fundamental restriction is set forth below:

  The Fund may not:

    Make loans, except by purchasing debt obligations in which the Fund may invest consistent with its investment policies, by entering into repurchase agreements, by lending its portfolio securities, or as otherwise permitted by applicable law, regulation or order.

  Discussion. If this Proposal is approved, the Fund will be able to lend its portfolio securities to brokers, dealers and other financial institutions under this standardized, simplified investment restriction. The Managers believe that this investment flexibility may assist the Fund in achieving its investment objective. Under the proposed revised restriction, the Fund could engage in such lending at any time, to the extent authorized by the Managers.

  In lending its portfolio securities, the Fund receives income while retaining the securities' potential for capital appreciation. Such loans are at all times secured by cash or equivalent collateral. The advantage of such loans is that the Fund continues to earn interest and dividends on the loaned securities while at the same time earning a return on the invested collateral. Such a loan involves some risk to the Fund if the other party should default on its obligation. If the other party should become involved in bankruptcy proceedings, it is possible that the Fund may encounter a delay in recovery or even a loss of rights in the collateral. However, loans of the Fund's securities will only be made to borrowers deemed by CGM to be creditworthy.

  The proposed revised investment restriction would also permit the Fund to purchase debt obligations and engage in transactions in repurchase agreements. These functions are already permitted under the Fund's current investment restrictions.

Manager Recommendation

  The Board of Managers of the Fund unanimously recommends that the Contractholders of the Fund vote to approve the proposed revisions to the fundamental investment restrictions of the Fund.

  The required vote for approval of the proposed elimination of and revisions to the Fund's fundamental investment restrictions is the lesser of (1) 67% of the voting interests of the Fund represented at the Meeting, if more than 50% of the outstanding voting interests of the Fund are represented at the Meeting or (2) more than 50% of the outstanding voting interests of the Fund. The new investment restrictions would take effect upon amendment of the Fund's SEC filings to reflect the changes. If the Proposal is not approved by the Contractholders, the Managers will consider such alternate actions as may be in the best interests of the Fund.

IV. OTHER MATTERS

  Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Fund as tellers of the Meeting. With respect to each Proposal, abstentions from voting will have the effect of a negative vote in that Proposal.

  In the event that sufficient votes in favor of any Proposal are not received by October 15, 1995, the persons named as proxies may vote on those matters as to which sufficient votes have been received and may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the voting interest present in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of such Proposal. They will vote against any such adjournment those proxies required to be voted against such Proposal and will not vote any proxies that direct them to abstain from voting on such Proposal.

  Although the Meeting is called to transact any other business that may properly come before it, the only business that the Board of Managers intends to present or knows that others will present are Proposals 1 through 4 mentioned in the Notice of Special Meeting. However, you are being asked on the enclosed proxy to authorize the persons named therein to vote in accordance with their judgment with respect to any additional matters which properly come before the Meeting, and on all matters incidental to the conduct of the Meeting.

  New England Securities Corporation, 399 Boylston Street, Boston, Massachusetts 02116, is the Fund's principal underwriter.

  Contractholder proposals will be included in the Fund's proxy material for any future meetings of Contractholders of the Fund provided that they are received by the Fund within a reasonable time before the Fund solicits proxies relating to such future meetings, and provided that they are otherwise appropriate for inclusion.

                                                                     APPENDIX A

                     PROPOSED INVESTMENT RESTRICTIONS FOR
               NEW ENGLAND VARIABLE ANNUITY FUND I (THE "FUND")

FUNDAMENTAL RESTRICTIONS

  The Fund will not:

    1. Borrow money, except to the extent permitted by applicable law, regulation or order;

    2. Underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under certain federal securities laws;

    3. Purchase or sell real estate, except that, consistent with its investment policies, the Fund may purchase securities of issuers which deal in real estate, securities which are secured by interests in real estate, and securities which represent interests in real estate, and it may acquire and dispose of real estate or interests in real estate acquired through the exercise of its rights as a holder of debt obligations secured by real estate or interests therein;

    4. Purchase or sell commodities or commodity contracts, except that, consistent with its investment policies, the Fund may purchase and sell financial futures contracts and options and may enter into swap agreements, foreign exchange contracts and other financial transactions not requiring the delivery of physical commodities;

    5. Make loans, except by purchasing debt obligations in which the Fund may invest consistent with its investment policies, by entering into repurchase agreements, by lending its portfolio securities, or as otherwise permitted by applicable law, regulation or order;

    6. Purchase securities (other than (i) securities issued or guaranteed by the U.S. government, its agencies or instrumentalities and (ii) securities of a registered investment company) if, as a result of such purchase, more than 25% of the total assets of the Fund (as of the time of investment) would be invested in any one industry except to the extent permitted by applicable law, regulation or order; or

    7. Issue any senior securities except to the extent permitted by applicable law, regulation or order. (For purposes of this restriction, collateral arrangements with respect to any type of swap, option, forward contract or future contract and collateral arrangements with respect to initial and variation margin are not deemed to involve the issuance of a senior security).

NON-FUNDAMENTAL RESTRICTIONS

  The Fund will not:

    1. Invest in securities of other investment companies except to the extent permitted by applicable law, regulation or order;

    2. Invest more than 15% of the value of the net assets of the Fund in illiquid securities (as of the time of investment), including variable amount master demand notes (if such notes provide for prepayment penalties) and repurchase agreements with remaining maturities in excess of seven days. (If, through a change in security values or net assets, or due to other circumstances, the value of illiquid securities held by the Fund exceeds 15% of the value of the net assets of the Fund, the Fund shall consider appropriate steps to protect liquidity);

    3. Sell securities short or purchase any securities on margin, except to the extent permitted by applicable law, regulation or order;

    4. With respect to 75% of its total assets, invest in the securities of any issuer if, immediately after such investment, more than 5% of the total assets of the Fund would be invested in the securities of such issuer; provided that this limitation does not apply to obligations issued or guaranteed as to interest or principal by the U.S. government or its agencies or instrumentalities, or to securities of any registered investment company; or

    5. With respect to 75% of its total assets, acquire more than 10% of the outstanding voting securities of any issuer (as of the time of acquisition).

                      CURRENT INVESTMENT RESTRICTIONS OF
               NEW ENGLAND VARIABLE ANNUITY FUND I (THE "FUND")

FUNDAMENTAL RESTRICTIONS

  The Fund will not:

    1. Purchase any security (other than United States Government obligations) if, as a result, more than 5% of the Fund's total assets (taken at current value) would be invested in securities of any one issuer or more than 10% of the outstanding voting securities of any one issuer would be held by the Fund;

    2. Concentrate its investments in particular industries, although it may invest up to 25% of its total assets (taken at current value) in a single industry;

    3. Borrow money, except as a temporary measure for extraordinary or emergency purposes, but not for investment purposes, and in an amount not in excess of 5% of its total assets (taken at current value) at the time of such borrowing;

    4. Underwrite the securities of other issuers, except that it may acquire portfolio securities under circumstances where, upon the subsequent sale of such securities, the Fund might be deemed to be an underwriter for purposes of the Securities Act of 1933;

    5. Purchase or sell commodities or commodity contracts;

    6. Purchase or sell interests in real estate except such as are represented by marketable securities of companies, including real estate trusts, whose assets consist substantially of mortgages and other liens on real property and interests therein and which therefore may represent indirect interests in real estate;

    7. Make loans. Neither the purchase of a portion of an issue of publicly-distributed bonds, debentures, corporate notes or other evidences of indebtedness, nor the purchase of short-term debt securities issued by a company whose equity securities are listed on the New York Stock Exchange, nor the entering into of a repurchase agreement shall constitute the making of a loan for purposes of this investment restriction; or

    8. Purchase any security restricted as to disposition under Federal securities laws, or otherwise not readily transferable.

NON-FUNDAMENTAL RESTRICTIONS

  The Fund will not:

    1. Make investments for the purpose of exercising control or management;

    2. Acquire securities or other investment companies except through purchases in the open market involving only customary broker's commissions and only if after any such acquisition not more than 5% of the total assets of the Fund (taken at current value) would be so invested and not more than 3% of the total outstanding voting stock of any one investment company would be held;

    3. Purchase securities on margin (except that it may obtain such short-term credits as are necessary for the clearance of transactions);

    4. Make short sales;

    5. Participate on a joint or joint and several basis in any trading account in securities; or

    6. Write, purchase or sell puts, calls or combinations thereof or write warrants.

THE BOARD OF MANAGERS RECOMMENDS A VOTE FOR EACH OF THE
                                        ---
PROPOSALS BELOW. IF NO SPECIFICATION IS MADE FOR A PROPOSAL, THE
PROXY SHALL BE VOTED FOR THAT PROPOSAL.
                     ---

[_] To vote FOR all Proposals, mark this box and sign, date and return this proxy. (NO ADDITIONAL VOTE IS NECESSARY.)
-------------------------------------------------------------------------------
     If you wish to vote by telephone, please see the enclosed instruction sheet.
-------------------------------------------------------------------------------

             CALL  * *  TOLL FREE  * *  ON A TOUCH-TONE TELEPHONE

                            1-888-457-2958 - ANYTIME

                   There is NO CHARGE to you for this call.

1.  To fix the number of members of the Board of Managers at ten members.

    FOR         AGAINST        ABSTAIN
    [_]           [_]            [_]

2.  To elect a Board of Managers.
    Managers: 01 John J. Arena, 02 Edward A. Benjamin, 03 Mary Ann Brown,
    04 John W. Flynn, 05 Anne M. Goggin, 06 Nancy Hawthorne, 07 Joseph M. Hinchey, 08 Robert B. Kittredge, 09 John T. Ludes and 10 Dale R. Marshall.

         FOR ALL             WITHHOLD
    (except as noted)        FOR ALL
           [_]                 [_]


Instruction: To withhold authority to vote for any individual Manager, strike a line through the Manager's name in the list above.

NOTE: Please sign exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc. please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person's title.

Date                                  , 1999
    ----------------------------------

--------------------------------------------

--------------------------------------------
  Signature(s), Title(s), (if applicable)

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

=============================================
                CONTROL NUMBER
            FOR TELEPHONE VOTING



=============================================

--------------------------------------------------------------------------------
                         PLEASE FOLD AT LINE TO RETURN

3. To replace the fundamental investment objective of the Fund with an otherwise identical, non-fundamental investment objective.

    FOR         AGAINST        ABSTAIN
    [_]           [_]            [_]

4.  Adoption of Standardized Investment Restrictions for the Fund.

    FOR         AGAINST        ABSTAIN
    [_]           [_]            [_]

4a. To eliminate the fundamental restriction relating to investments in a single issuer.

    FOR         AGAINST        ABSTAIN
    [_]           [_]            [_]

4b. To revise the fundamental restriction relating to concentration of investments in one industry.

    FOR         AGAINST        ABSTAIN
    [_]           [_]            [_]

4c. To revise the fundamental restriction relating to borrowings.

    FOR         AGAINST        ABSTAIN
    [_]           [_]            [_]

4d. To revise the fundamental restriction relating to underwriting of securities.

    FOR         AGAINST        ABSTAIN
    [_]           [_]            [_]

4e. To eliminate the fundamental restriction relating to the purchase of restricted securities.

    FOR         AGAINST        ABSTAIN
    [_]           [_]            [_]

4f. To revise the fundamental restriction relating to investments in real estate.

    FOR         AGAINST        ABSTAIN
    [_]           [_]            [_]

4g. To revise the fundamental restriction relating to investments in commodities.

    FOR         AGAINST        ABSTAIN
    [_]           [_]            [_]

4h. To revise the fundamental restriction relating to making loans.

    FOR         AGAINST        ABSTAIN
    [_]           [_]            [_]

                      NEW ENGLAND VARIABLE ANNUITY FUND I

               PROXY FOR THE SPECIAL MEETING OF CONTRACTHOLDERS
                               OCTOBER 15, 1999

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF MANAGERS OF THE FUND.

     The undersigned hereby appoints Thomas M. Lenz, Marie C. Swift and Anne
M. Goggin, and each of them, with power of substitution, or if only one of them is present and voting then that one, proxies of the undersigned, to cast the number of votes to which the undersigned is entitled as Contractholder, at the Special Meeting of Contractholders to be held at the offices of New England Life Insurance Company, 501 Boylston Street, Boston, Massachusetts on October 15, 1999, at 2:00 P.M. and at any adjournment thereof.

     The proxies are hereby authorized and instructed as set forth to vote upon the matter specified. The proxies may vote in their discretion on any other matter which may properly come before the meeting. If this form is signed and returned with no choices indicated such shares shall be voted FOR such proposal.


          YOUR VOTE IS IMPORTANT.  PLEASE VOTE AS SOON AS POSSIBLE.

                           PLEASE SEE REVERSE SIDE.



                         PLEASE FOLD AT LINE TO RETURN
--------------------------------------------------------------------------------

                     EASY  * * *  QUICK  * * *  IMMEDIATE


                         TELEPHONE VOTING INSTRUCTIONS



Dear Policyholder:

Your vote is important. We have provided an automated telephone voting option which you may access 24 hours a day by dialing on a TOUCH TONE TELEPHONE and keying in your CONTROL NUMBER which is located on the Proxy/Instruction Form.

NOTE: The Board of Managers recommends a vote FOR each Proposal.

After dialing, you will hear the following instructions:

 .  Please enter your Control Number;

 .  Press 1 to vote FOR ALL PROPOSALS as recommended by the Board of Managers; or

 .  Press 9 if you wish to vote AGAINST all Proposals; or

 .  Press 0 if you wish to ABSTAIN from voting on all Proposals.


Once this is completed, you will be asked to confirm your vote. IF YOU VOTE BY TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY/INSTRUCTION FORM.

HOWEVER, if you wish to withhold authority to vote for an individual nominee, to abstain from voting on a proposal or to vote in favor of some proposals and against others, you must do so by signing your Proxy/Instruction Form and returning it in the envelope provided.

Thank you for voting.